EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

   We consent to the incorporation by reference in the Registration Statement of ITRONICS INC. on Form S-8 to be filed on or about August 28, 1998, with the Securities and Exchange Commission the consolidated financial statements of ITRONICS INC. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Report on Form lQ-KSB of ITRONICS INC. for the year ended December 31, 1997.

/s/ KAFOURY, ARMSTRONG & CO.

Reno, Nevada August 27, 1998

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